UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2017

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 1, 2017, Cinedigm Corp. (the “Company”) announced the settlement in full, as of November 24, 2017, of the shares it purchased pursuant to the previously announced forward stock purchase transaction (the “Forward Stock Purchase Transaction”) in April 2015. Pursuant to the Forward Stock Purchase Transaction, the Company purchased 1,179,138 (adjusted for the Company’s reverse stock split in May 2016) shares of its Class A common stock, par value $0.001 per share (the “Common Stock”) from Société Générale (the “Forward Counterparty”) in order to facilitate privately negotiated derivative transactions between the Forward Counterparty and holders of the Company’s 5.5% Convertible Notes due 2035, all of which were recently cancelled, as previously announced. In light of such cancellations, the Forward Counterparty has settled all of such shares earlier than the contractual settlement date of April 2020 by delivering the shares to the Company. The shares have been placed in treasury and are no longer outstanding. The number of shares of Common Stock outstanding as of December 1, 2017 is 34,936,324.

On December 1, 2017, the Company issued a press release for this announcement. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 1, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: December 1, 2017	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President of Digital Cinema, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 1, 2017.

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